Exhibit (i) under Form N-1A
                                              Exhibit 5 under Item 601/Reg SK

                           Legality of Shares Opinion

                              FEDERATED MDT SERIES
                         Federated MDT All Cap Core Fund
                  Federated MDT Tax Aware/All Cap Core Fund
                       Federated MDT Large Cap Growth Fund
                        Federated MDT Mid Cap Growth Fund
                       Federated MDT Balanced Growth Fund
                        Federated MDT Small Cap Core Fund
                       Federated MDT Small Cap Growth Fund
                       Federated MDT Small Cap Value Fund

                              5800 Corporate Drive
                            Pittsburgh, PA 15237-7000
                                 1-800-341-7400


                                 August 8, 2006

The Trustees of
   FEDERATED MDT SERIES
        Federated MDT All Cap Core Fund
        Federated MDT Tax Aware/All Cap Core Fund
        Federated MDT Large Cap Growth Fund
        Federated MDT Mid Cap Growth Fund
        Federated MDT Small Cap Core Fund
        Federated MDT Small Cap Growth Fund
        Federated MDT Small Cap Value Fund
        Federated MDT Balanced Growth Fund

5800 Corporate Drive
Pittsburgh, PA  15237-7000

      Re:  Legality of Shares Opinion

Ladies and Gentlemen:
      As counsel I have reviewed the appropriate documents relating to the organization of the Federated MDT Series (the "Trust"), its registration under the Investment Company Act of 1940, the registration of its securities on Form N-1A under the Securities Act of 1933 and participated in the drafting of the N-1A Initial Registration Statement. Specifically, I have examined and am familiar with the Declaration of Trust dated May 18, 2006, the Bylaws of the Trust, and such other documents and records deemed relevant for the purpose of rendering this opinion. I have also reviewed questions of law as deemed necessary or appropriate by me for the purposes of this opinion.

      Based upon the foregoing, it is my opinion that:

      1. The Trust is duly organized and validly existing pursuant to the Agreement and Declaration of Trust.

      2. The Shares, which are currently being registered by the N-1A Initial Registration, may be legally and validly issued in accordance with the Declaration of Trust upon receipt of consideration sufficient to comply with the provisions of the Declaration of Trust and subject to compliance with the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

      I hereby consent to the filing of this opinion as an exhibit to the N-1A Initial Registration Statement referred to above and to any application or registration statement filed under the securities laws of any of the States of the United States.

                                          Very truly yours,


                                          Todd P. Zerega
                                          Assistant Secretary
                                          Federated MDT Series